CONTRIBUTION AND SPIN-OFF AGREEMENT

This Contribution and Spin-off Agreement (the “Agreement”) is entered into as of October __, 2017 (the “Effective Date”) by and among RealBiz Media Group, Inc., a Delaware corporation (“RealBiz”), Anshu Bhatnagar, an individual (“Mr. Bhatnagar”), for purposes of Section 2.3 only, NestBuilder.com Corp., a Nevada corporation (“NestBuilder”), and Alex Aliksanyan, an individual (“Mr. Aliksanyan”). RealBiz, Mr. Bhatnagar, NestBuilder, and Mr. Aliksanyan shall each be referred to as a “Party” and collectively as the “Parties.”

Recitals

A. RealBiz and Mr. Bhatnagar entered into that certain Agreement dated December 12, 2016, as amended and restated by that certain Amended and Restated Agreement dated January 2, 2017, by and among RealBiz, Mr. Bhatnagar and Mr. Aliksanyan (the “Amended Agreement”), and that certain Memorandum of Understanding dated December 29, 2016 (the “MOU”). A copy of the Amended Agreement is attached hereto as Exhibit A. Pursuant to the Amended Agreement the parties thereto agreed, among other things, to (i) certain terms and conditions concerning Mr. Bhatnagar’s employment with RealBiz commencing on January 2, 2017; and (ii) certain terms and conditions concerning the spin-off of the RealBiz business division providing digital media and marketing services for the real estate industry (the “Business”) to the RealBiz stockholders, excluding Mr. Bhatnagar (the “Spin-off”).

B. NestBuilder was incorporated on January 10, 2017 for the purpose of receiving the assets and liabilities of RealBiz related to the Business in connection with the Spin-off, and prior to the date hereof, (i) no shares in NestBuilder have been issued, (ii) no directors or officers have been appointed or elected, and (iii) Mr. Aliksanyan has acted as the sole agent of NestBuilder, and for purposes of this Agreement, Mr. Aliksanyan is deemed to be the sole authorized officer of NestBuilder with full power and authority to execute and deliver this Agreement on behalf of NestBuilder.

C. In furtherance of the Spin-off transaction, the Parties desire to enter into this Agreement to contribute the specified assets to NestBuilder.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

1.1 Contribution of Assets. Effective as of the Effective Date, RealBiz hereby contributes, transfers, assigns, conveys and delivers to NestBuilder, and NestBuilder does hereby accept from RealBiz, all of RealBiz’s right, title and interest in, to and under all of the tangible and intangible assets owned, used or held for use by RealBiz that are related to the Business, including, but not limited to, the assets described on the attached Exhibit B (the “Assets”). RealBiz represents and warrants that since January 2, 2017, it has not caused the Assets to be subject to any liens, claims, encumbrances, pledges, security interests or charges of any kind whatsoever.

1.2 Assumption of Liabilities. Effective as of the Effective Date, NestBuilder hereby assumes from RealBiz and agrees to pay, defend, discharge and perform as and when due any and all liabilities accruing before January 2, 2017, and arising out of or relating to the Assets or RealBiz (the “Assumed Liabilities”), other than the Excluded Liabilities (defined in Section 1.3 below).

1.3 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, NestBuilder will not assume or be liable for, and will have no responsibility related to, any liabilities accruing on or after January 2, 2017, and arising from acts, omissions, or agreements occurring on or after January 2, 2017 and which are not related to the Assets or the Business. This includes, but is not limited to, any and all liabilities arising from the acts, omissions or agreements related to the RealBiz food distribution business, RealBiz general and administrative operations and corporate governance, and RealBiz’s pro-rata share of costs for regulatory filings and compliance from January 2, 2017 through the Effective Date as provided in the Amended Agreement (the “Excluded Liabilities”).

1.4 Amount and Form of Consideration. In consideration for the contribution of the Assets, NestBuilder agrees to issue to RealBiz one hundred (100) shares of NestBuilder common stock.

ARTICLE 2

SPIN-OFF

2.1 Spin-off. RealBiz and NestBuilder will use commercially reasonable efforts to effectuate a pro rata distribution of NestBuilder common stock to RealBiz stockholders (the “Distribution”). The obligation of RealBiz and NestBuilder to consummate the Distribution shall be subject only to the Securities and Exchange Commission’s declaration of effectiveness of a NestBuilder Registration Statement on Form 10, to be filed by NestBuilder in connection with the Distribution to be filed by Nestbuilder within sixty (60) days of the Effective Date.

2.2 Record Date. The record date for determining the stockholders entitled to receive shares in connection with the Distribution shall be determined by the board of RealBiz Media Group (the “Board”) as soon as is practicable following the effectiveness of the NestBuilder Form 10 as provided in Section 2.1, above.

2.3 Sale by Mr. Bhatnagar of NestBuilder Shares. Within ten (10) days of receipt by Mr. Bhatnagar or his affiliates of shares of common stock of NestBuilder pursuant to the Distribution (the “Bhatnagar Shares”), Mr. Bhatnagar will sell to NestBuilder, and NestBuilder will purchase from Mr. Bhatnagar, the Bhatnagar Shares, free and clear of all security interests, liens, encumbrances, claims, charges, assessments and restrictions other than restrictions on transfer under federal and state securities laws. The purchase price for the Bhatnagar Shares will be ten ($10) dollars.

2.4 Management of NestBuilder. Mr. Aliksanyan shall serve as the president and sole director of NestBuilder until the consummation of the Distribution or the liquidation described in Section 2.6 below. RealBiz represents and warrants that it will not take any action causing the termination of Aliksanyan’s employment by NestBuilder, or otherwise interfere with Aliksanyan’s management of NestBuilder pending the Distribution.

2.5 Expenses.

(a) Distribution Expenses. NestBuilder shall be responsible for all expenses related to the Distribution. In connection with the foregoing, NestBuilder shall be entitled to engage its own legal, accounting and other advisors and service providers to prepare all documentation related to the Distribution.

(b) Other Expenses. Each of NestBuilder and RealBiz shall be responsible for all other costs and expenses incurred or accruing after the Effective Date related to its respective operations, including without limitation, legal, accounting, tax, administrative, regulatory filings and compliance, investment, and financing expenses.

2.6 Liquidation. In the event that NestBuilder does not file a Registration Statement on Form 10 within sixty (60) days of the Effective Date, NestBuilder will use commercially reasonable efforts to liquidate all of its assets and liabilities and then distribute all proceeds pro rata to the RealBiz stockholders of record as determined by the Board.

2.7 Tax. RealBiz and NestBuilder agree to cooperate in the structuring of the Spin-off so that such Spin-off shall be completed in as tax efficient manner as possible, provided however, that a tax liability to either party as a result of the Spin-off shall not prevent the consummation of the transaction.

ARTICLE 3

Monaker LawsuitS

3.1 Definition. For purposes of this Agreement, the “Monaker Lawsuits” shall mean (a) the lawsuit filed by RealBiz against Monaker Group, Inc. (“Monaker”) on May 11, 2016 in the United States District Court for the Southern District of Florida (Case No. 0:16-cv-61017-FAM); (b) the lawsuit filed by Monaker against RealBiz in October 2016 in the 17th Judicial Circuit for Broward County, Florida (Case No. CACE-16-019818); and, (c) the lawsuit filed by Monaker against RealBiz in November 2016 in the United States District Court for the Southern District of Florida (Case No. 1:16-cv-24978-DLG).

3.2 Control and Direction of Monaker Lawsuits. Aliksanyan shall have exclusive control and direction of the Monaker Lawsuits in his capacity as president of NestBuilder. It is expressly agreed and understood by the parties that the Monaker Lawsuits represent Assets and Assumed Liabilities.

3.3 Indemnification of RealBiz. NestBuilder hereby agrees to indemnify, defend and hold harmless RealBiz from and against any and all damages, costs and expenses (including reasonable attorneys’ fees) of every kind, nature or description arising out of or resulting from the Monaker Lawsuits.

ARTICLE 4

RESIGNATIONS AND INDEMNIFICATION

4.1 Resignation of Mr. Aliksanyan. By his signature below, Mr. Aliksanyan hereby resigns from any and all officer and director positions and in all other capacities, including that of employee, as applicable, of RealBiz, effective as of the Effective Date. For the avoidance of doubt, the foregoing resignation shall not apply to Mr. Aliksanyan’s officer and director positions with NestBuilder, as set forth in Section 2.4.

4.2 NestBuilder hereby agrees to indemnify, defend and hold harmless RealBiz from and against any and all damages, costs and expenses (including reasonable attorneys’ fees) of every kind, nature or description arising out of or resulting from events occurring prior to January 2, 2017.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the others that: (i) this Agreement has been duly and validly authorized, executed and delivered by it, and it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby without: (x) obtaining the consent of any party, (y) violating the terms of or constituting a default under any covenant, agreement, or undertaking by which it is bound, its organizational documents, or any applicable law, rule, regulation, order, writ, judgment, injunction, decree, or award by which it is bound, or (z) result in the creation or imposition of any lien pursuant to the terms of any indenture, instrument, or agreement by which it is bound; and (ii) this Agreement constitutes the legal, valid, and binding obligation of each Party, enforceable against each Party in accordance with its terms, except as limited by principles of equity or laws relating to insolvency. RealBiz has and shall transfer good and marketable title to all of the Assets, and except for the Assumed Liabilities such Assets are free and clear of any mortgages, pledges, liens, encumbrances, charges, security interests or restrictions on transfer that were incurred after January 2, 2017.

ARTICLE 6

MISCELLANEOUS

6.1 Further Assurances. On the terms and subject to the conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions and carry out the purposes of this Agreement.

6.2 Notices. Any notice given under this Agreement by any Party shall be in writing and shall be effective: (a) upon receipt when delivered personally; or (b) one business day after depositing in the mail if delivered by recognized overnight courier (charges prepaid), and addressed as follows:

If to RealBiz or	RealBiz Media Group, Inc.
Mr. Bhatnagar:	9841Washingtonian Blvd #390
Gaithersburg, MD 20850
Attn: President

With a copy to:	Andrea Cataneo, Esq.
Sheppard Mullin Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112

If to NestBuilder or	NestBuilder.com Corp.
Mr. Aliksanyan:	150 Central Park South
Suite 604
New York, NY 10019
Attn: President

With a copy to:	Andrew K. Wible
Cohen Mohr LLP
1055 Thomas Jefferson St. NW
Suite 504
Washington, DC 20007

Any Party may alter the address to which notices are sent upon notice thereof to the other Parties.

6.3 Expenses. Each Party shall bear its own expenses in connection with the negotiation, drafting, execution, and performance of this Agreement, except as otherwise specifically set forth herein.

6.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby.

6.5 Assignment; Successors and Assigns. No Party may assign its rights or delegate its duties hereunder without the advance written consent of the other Parties hereto. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assignees and transferees.

6.6 Entire Agreement and Amendment. This Agreement, together with any other agreements, undertakings, or contracts entered into in connection herewith, contain the entire agreement between the Parties hereto with respect to the matter hereof and thereof, and supersede all other prior written or verbal agreements concerning the subject matter hereof or thereof. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Parties hereto.

6.7 Confidential Information. Each Party, and its respective attorneys, agents, representatives and employees, shall maintain the terms and conditions of this Agreement in confidence, except the Parties may state that they have settled their differences; and the Parties may make such disclosures as are required to comply with applicable laws, orders, subpoenas, rules or regulations or in connection with enforcement of this Agreement. Further, each Party may disclose the contents of this Agreement to its respective accountants, lawyers, and other business advisors in the normal course of business.

6.8 Injunction. In the event of a breach or threatened breach by a Party of this Agreement, in addition to any other remedies available at law or in equity, the other Parties shall be entitled to a court order enjoining such breach or threatened breach and requiring compliance with the terms of this Agreement (without the need to post any security). Each Party will indemnify and hold harmless the other Parties from and against any and all loss, liability, cost, or expense (including reasonable attorneys’ fees and costs) arising out of or relating to the failure of such Party or its representatives to comply with the terms of this Agreement, including without limitation costs of enforcement.

6.9 Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations of each Party arising hereunder shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.10 Jurisdiction. Each of the Parties to this Agreement hereby irrevocably submits to the jurisdiction of and venue in the United States federal and state courts located in Montgomery County, Maryland for the purpose of any lawsuit between or among the Parties arising in whole or in part under or in connection with this Agreement.

6.11 Survival of Representations and Warranties. The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

6.12 Facsimile or PDF E-mail Signatures. The Parties agree that, in addition to effective execution and delivery by means of delivery of an original executed counterpart hereof, this Agreement shall be considered to have been effectively executed and delivered by either Party when a duly executed counterpart of this Agreement has been delivered by such Party by facsimile transmission or PDF e-mail. Such facsimile or PDF e-mail signature shall be treated in all respects as having the same effect as an original signature.

6.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

6.14 No Third-Party Beneficiaries. This Agreement is solely between the Parties hereto and no person not a party to this Agreement shall have any rights or privileges hereunder.

6.15 Attorney’s Fees. In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover from the non-prevailing Party all of such Party’s attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.16 Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

6.17 Mutual Drafting. This Agreement represents a bargained for agreement resulting from the negotiation of the parties. This Agreement shall be deemed as joint work product of all parties and their respective counsel, and all parties shall be considered the drafters of this Agreement. Any rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not be applicable to this Agreement. By their authorized signatures below, the parties certify that they have carefully read and fully considered the terms of this Agreement, that they have had an opportunity to discuss these terms with attorneys or advisors of their own choosing, that they agree to all of the terms of this Agreement, that they intend to be bound by them and to fulfill the promises set forth herein, and that they voluntarily and knowingly enter into this Agreement with full understanding of its binding legal consequences.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

RealBiz:

RealBiz Media Group, Inc.,
a Delaware corporation

By:
Name:
Title:

NestBuilder:

Nestbuilder.com Corp.,
a Nevada corporation

By:
Name:	Alex Aliksanyan
Title:	Authorized Officer

Mr. Bhatnagar (for purposes of Section 2.3):

By:
Anshu Bhatnagar, an individual

Mr. Aliksanyan:

By:
Alex Aliksanyan, an individual

[Signature Page to CONTRIBUTION AND SPIN-OFF Agreement]

Exhibit A

AMENDED Agreement

(see attached)

Exhibit A

Exhibit B

Assets

1.	All assets and other interests in the following entities:

(a) RealBiz 360, Inc.
(b) RealBiz Holdings, Inc.
(c) RealBiz Enterprises, Inc.

Upon which the entities will be dissolved.

2.	All funds held in TD Bank account #4318132373

3.	All right, title and interest in and to the Monaker Lawsuits, including any net proceeds (including attorneys’ fees) therefrom.

4.	All customer, vendor and supplier lists, order histories and contact information of such customers and all other information related to the Business.

5.	All intellectual property embodied in, used by, or otherwise related to the Assets, including, but not limited to, source code and object code, owned or used by RealBiz in connection with the Business.

6.	All of the following domain names together with related source code and object code:

	(a)	Realbiz360.com
	(b)	Ezflixvideo.com
	(c)	Hometournetwork.com
	(d)	Nestbuilder.com
	(e)	fsbo.nestbuilder.com
	(f)	Reachfactor.com

For the avoidance of doubt, the following assets are excluded from the definition of Assets in the Agreement, and shall be retained by RealBiz:

1.	All tangible and intangible assets related to the RealBiz food distribution business;

2.	The realbizmedia.com domain name;

3.	RealBiz corporate website;

4.	All email addresses and phone numbers unrelated to the Business; and

5.	All Net Operating Losses (NOLs) will remain with RealBiz Media Group

Exhibit B